SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 17, 2003


                              VORNADO REALTY TRUST
                              --------------------
             (Exact name of registrant as specified in its charter)


           MARYLAND                      001-11954                22-1657560
           --------                      ---------                ----------
(State or other jurisdiction of       (Commission File          (IRS Employer
        incorporation)                     Number)           Identification No.)


                888 Seventh Avenue
                New York, New York                                   10019
                ------------------                                   -----
     (Address of principal executive offices)                      (Zip Code)


                                 (212) 894-7000
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
                                   -----------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

         On November 17, 2003, Vornado Realty Trust entered into a Purchase Agreement with Eaton Vance Tax-Advantaged Dividend Income Fund, a Massachusetts business trust, relating to the issuance and sale by Vornado of an aggregate of 1,600,000 7.00% Series D-10 Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, no par value (the "Series D-10 Preferred Shares"), of Vornado for an aggregate purchase price of $40 million. The transaction closed on the same day.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:



Exhibit No.    Description

1.1 Purchase Agreement, dated November 17, 2003, between Vornado Realty Trust and Eaton Vance Tax-Advantaged Dividend Income Fund.

3.1 Articles Supplementary to Declaration of Trust of Vornado Realty Trust with Respect to 7.00% Series D-10 Cumulative Redeemable Preferred Shares.








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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          VORNADO REALTY TRUST
                                          (Registrant)


                                          By: /s/ Joseph Macnow
                                             -----------------------------------
                                          Name:   Joseph Macnow
                                          Title:  Executive Vice President--
                                                  Finance and Administration and
                                                  Chief Financial Officer


Date:    November 17, 2003








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


                                Index to Exhibits



Exhibit No.    Description

1.1 Purchase Agreement, dated November 17, 2003, between Vornado Realty Trust and Eaton Vance Tax-Advantaged Dividend Income Fund.

3.1 Articles Supplementary to Declaration of Trust of Vornado Realty Trust with Respect to 7.00% Series D-10 Cumulative Redeemable Preferred Shares.










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